SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2004

Commission File Number 000-18546

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	11-2934195
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2200 Montauk Highway Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

Item 5. Other Events and Regulation FD Disclosure

Bridge Bancorp, Inc. held its Annual Meeting of Shareholders on Monday, April 19, 2004. During the meeting, there was a presentation highlighting certain financial data and performance trends for the full year 2003 and the most recent quarter ended 2004. A copy of this presentation is available on Bridgehampton National Bank's website at www.bridgenb.com. Click on INVESTOR RELATIONS/2004 ANNUAL MEETING.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE BANCORP, INC.

By:	/s/ Thomas J.Tobin
Thomas J. Tobin President and Chief Executive Officer

Date:    April 19, 2004